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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56987) pertaining to the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan of Province Healthcare Company of our report dated February 22, 2000, with respect to the consolidated financial statements and schedule of Province Healthcare Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                      /s/ Ernst & Young LLP

Nashville, Tennessee
March 2, 2000